UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

AVALANCHE BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1035 O’Brien Drive, Suite A

Menlo Park, CA 94025

(650) 272-6269

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2014 Avalanche Biotechnologies, Inc. (the “Company”) entered into the Second Amendment to Lease (the “Amendment”) with O’Brien Drive Portfolio, LLC (“ODP”) to amend the Lease, dated December 20, 2013, by and between ODP and the Company (as amended, the “Lease”). Pursuant to the Amendment, the Company agreed to lease approximately 18,500 additional square feet of Class A life science space at their current location of 1035 O’Brien Drive, effective as of December 31, 2014. The amount of the base rent paid by the Company will increase by approximately $0.3 million, $0.6 million, $0.6 million, $0.6 million, $0.6 million and $0.2 million for the years ending December 31, 2015, 2016, 2017, 2018 and 2019 and until the expiration of the Lease on May 8, 2020, respectively.

The foregoing description of the material terms of the Amendment is subject to, and qualified in its entirety by reference to, the Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Lease, dated October 30, 2014, by and between O’Brien Drive Portfolio, LLC and Avalanche Biotechnologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2014	AVALANCHE BIOTECHNOLOGIES, INC.

	By:	/s/ Linda C. Bain
Linda C. Bain
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Lease, dated October 30, 2014, by and between O’Brien Drive Portfolio, LLC and Avalanche Biotechnologies, Inc.